UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2015

Resort Savers, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-187437	46-1993448
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

1004 Commercial Ave., #509
Anacortes, WA 98221-4117
 (Address of principal executive offices)

Registrant's Telephone Number, including area code:  (360) 873-8866

_________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

ITEM 4.01 Changes In Registrant's Certifying Accountant

(1)	Previous Independent Auditors:

 a. On March 18, 2015, the Company accepted the resignation of its registered independent public accountant, Li and Company, PC ("LICO") of New Jersey.

 b.   LICO did not perform an audit, and did not provide a report on the financial statements for the Company.

 c.   Our Board of Directors participated in and approved the decision to change independent accountants. Through the period from appointment on January 12, 2015, through resignation, there have been no disagreements with LICO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LICO, would have caused them to make reference thereto in their report on the financial statements.

d.     We have authorized LICO to respond fully to the inquiries of the successor accountant.

e.   The Company provided a copy of the foregoing disclosures to LICO prior to the date of the filing of this Report and requested that LICO furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2)            New Independent Accountants:

 a.   On March 18, 2015, the Company engaged RBSM, LLP ("RBSM") as its new registered independent public accountants. During the year ended January 31, 2015, and prior to March 18, 2015 (the date of the new engagement), the Company did not consult with RBSM regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by RBSM, in either case where written or oral advice provided by RBSM would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01 Financial Statements and Exhibits

Other Exhibits

The following exhibits are filed with this Form 8-K.

NUMBER                          EXHIBIT
16.1	Letter from Li and Company, PC, dated March 19, 2015, regarding Change in Certifying Accountant. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resort Savers, Inc.

Date: March 19, 2015	By:	/s/ Zhou Gui Bin
Name: Zhou Gui Bin
Title: President